Exhibit 99.1

15030 Avenue of Science

San Diego CA 92128

(925) 866-1100

www.solerainc.com

Solera Holdings, Inc. Announces Paul Gange as Vice President, Corporate Marketing

SAN DIEGO, Calif. —August 23, 2007 — Solera Holdings, Inc. [NYSE: SLH], today announced the appointment of Paul Gange as Vice President of Corporate Marketing. Gange will be based in Solera’s

San Diego, CA office.

In this newly created position, Paul will be responsible for Solera’s global corporate marketing activities as well as for the marketing functions of Audatex operating companies in the US and Canada.

Gange joins Solera from Danka Business Systems [NASDAQ: DANKY], a multi-national distributor of office equipment and related services, where he was President of the Western Region and corporate

Executive Vice President of Services. Prior to that, Gange was with Mitchell International from 1996 -

2003. While at Mitchell, Gange held executive positions in product management and sales.

“I am extremely pleased to be working with Paul again,” said Tony Aquila, Solera’s founder, Chairman and CEO. “He brings a wealth of relevant industry experience to Solera and intimately understands the business and the needs of our associates and clients.”

“With the addition of Paul leading our marketing efforts, we are furthering our focus on our worldwide brands and our position as the global leader in automotive estimatics and claims workflow management solutions,” added Aquila. “Our focus on enhancing our marketing is part and parcel to our strategy of providing our customers and partners, the insurers, automotive OEM’s and collision repair facilities with a truly global trading platform.”

“I am excited to be a part of the Solera team,” commented Gange. “I believe that the Solera vision and the passion of its associates around the world form a powerful combination, enabling the company to strengthen its position as the global leader in our industry. I am eager to leverage that passion to help drive growth and to continue to build lasting relationships with our customers and investors world-wide.”

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera has operations in 49 countries across 5 continents. The Solera companies include Audatex in the United States, Canada, and in more than 35 additional countries, Informex in

Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at www.solerainc.com.

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Press Contact:

Vandana Mehra

Audatex

(925) 328-3918

vandana.mehra@audatex.com